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                                                                      EXHIBIT 23

Independent Auditors' Consent

We consent to the incorporation by reference in Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (No. 333-23221) of Washington Mutual, Inc.; Registration Statement Nos. 33-86840, 333-69503 and 333-87675 of Washington Mutual, Inc. on Form S-8; and Registration Statement Nos. 333-37685 and 333-31144 of Washington Mutual, Inc. on Form S-3 of our report dated February 25, 2000, appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

Seattle, Washington
March 13, 2000